Exhibit 10.1
NEUROPACE, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of August 19, 2020, by and among NeuroPace, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock (“Common Stock”) and the holders of the Company’s Preferred Stock listed on Exhibit A hereto (the “Non-Founder Investors”), and Robert Fischell, David Fischell, 1455903 Ontario Limited, Tim Fischell, Scott Fischell, Rebecca L. Kuhn, Frank M. Fischer and Martha Morrell (the “Founders,” and together with the Non-Founder Investors, the “Investors”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (defined below).
RECITALS
A.The Company, the Existing Investors (as defined in the Prior Agreement (as defined below)), the Founders and certain of the New Investors (as defined in the Prior Agreement) have entered into an Amended and Restated Investors’ Rights Agreement dated as of July 25, 2017 (the “Prior Agreement”), pursuant to which the Company granted them certain rights.
B.The Company and certain of the Non-Founder Investors are parties to that certain Series B’ Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to certain of the Non-Founder Investors and certain of the Non-Founder Investors desire to purchase from the Company, shares of the Company’s Series B’ Preferred Stock (the “Series B’ Preferred Stock” and together with the Company’s Series A’ Preferred Stock, the “Preferred Stock”).
C.A condition to certain of the Non-Founder Investors’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Non-Founder Investors with, among other things, (i) certain rights to register shares of the Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. As an inducement to those Non-Founder Investors purchasing the Series B’ Preferred Stock pursuant to the Purchase Agreement on the date hereof, the Company, the Existing Investors and the Founders desire and agree to amend and restate the Prior Agreement in its entirety.
D.Pursuant to Section 3.7 of the Prior Agreement, the Prior Agreement may be amended under certain circumstances with the written consent of (1) the Company and (2) the Requisite Investors (for this purpose as defined in the Prior Agreement) (collectively, such parties, the “Required Parties”).
E.The undersigned parties constitute the Required Parties necessary to amend and restate the Prior Agreement.

F.On September 20, 2016, the requisite holders of the Company’s then outstanding preferred stock elected to convert all then-outstanding shares of the Company’s preferred stock (the “Prior Preferred Stock”) into shares of Common Stock (the “Recapitalization”).
AGREEMENT
The parties hereby agree as follows:
1.Registration Rights. The Company and the Investors covenant and agree as follows:
1.1Definitions.
(a)The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;
(b)The term “Registrable Securities” means:
(i)the shares of Common Stock issued or issuable upon conversion of the Company’s Series B’ Preferred Stock, the Company’s Series A’ Preferred Stock and the shares of Common Stock issued upon the conversion of Prior Preferred Stock pursuant to the Recapitalization, and any assignees thereof in accordance with Section 1.11 of this Agreement, including shares of Common Stock issuable or issued upon exercise of the warrants to purchase shares of Common Stock, which, prior to the Recapitalization, represented warrants to purchase Prior Preferred Stock;
(ii)the shares of Common Stock issued to or held by the Founders (the “Founders’ Stock”), provided, however, that for the purposes of Sections 1.2, 1.4, 1.12, 2 and 3.7 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders; and
(iii)any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(c)The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities issued or issuable upon conversion of Preferred Stock;
(d)The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof;
(e)The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;
(f)The term “SEC” means the Securities and Exchange Commission;
(g)The term “Requisite Investors” means Holders of a majority of the Registrable Securities issued or issuable upon conversion of Preferred Stock;
(h)The term “Restated Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated and in effect from time to time;
(i)The term “Series Preferred Director” shall have the meaning ascribed to such term in the Restated Charter;
(j)The term “Series Preferred Director Majority” shall have the meaning ascribed to such term in the Restated Charter; and
(k)The term “Affiliates” when referring to any Investor shall mean any entity controlling, controlled by, or under common control with such Investor (if the Investor is a business entity) or its general or limited partners.
1.2Request for Registration.
(a)If the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Subsection 1.2(b), use its best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 3.5.
(b)If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.5(e)) enter into an underwriting agreement with customary terms and conditions. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting and, provided, further, however, that the number of shares of Registrable Securities issued or issuable upon conversion of the Preferred Stock shall not be reduced unless all other Registrable Securities are first entirely excluded from the underwriting.
(c)Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
(d)In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
(i)After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;
(ii)Within one hundred eighty (180) days after the effective date of a registration subject to Section 1.3 hereof; or

(iii)If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.
1.3Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, or any registration on any form other than SEC Forms S-1, S-2 or S-3 or their successor forms or any successor to such forms which do not permit secondary sales), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company in accordance with Section 1.7 hereof.
1.4Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a)promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
(c)Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
1.5Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement is completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days or such extended period in accordance with Subsection 1.5(a).
(c)Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days.
(g)Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(h)Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(i)Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
1.6Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Requisite Investors agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2
1.8Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds, in the underwriters sole discretion, the amount of securities that can be sold, other than by the Company, successfully in the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering or (iii) any securities held by a Founder be included if any securities held by any selling Holder other than the Founders are excluded. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence. In addition, the number of shares of Registrable Securities issued or issuable upon conversion of the Preferred Stock shall not be reduced from such underwriting unless all other Registrable Securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from any underwriting shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or managing underwriter may round the number of shares allocated to the nearest one hundred (100) shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders delivered at least twenty (20) days prior to the anticipated date of the registration statement. The Registrable Securities so withdrawn shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration or such longer period (not to exceed one hundred eighty (180) days) of time the managing underwriter may require.
1.9Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
1.10Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
(b)take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;
(c)file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(d)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
1.11Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that after such assignment or transfer holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and provided, further, that the restrictions set forth in this Section 1.11 shall not apply to the transfer of registration rights by a Holder that is a partnership or a limited liability company to a partner or member of such a partnership or company or a former partner or former member of such partnership or company who leaves such partnership or company after the Initial Closing Date (as defined in the Purchase Agreement), or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors so long as the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and such transferee has agreed to comply with the obligations of this Section 1.11.
1.12Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that (1) would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (2) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.
1.13“Market Stand-Off” Agreement. In connection with the initial public offering of the Company’s securities (“IPO”), each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2241 of the Financial Industry Regulatory Authority, or any successor provisions or amendments thereto) specified by the Company or the underwriters managing such offering of Common Stock or other securities of the Company, following the effective date of such registration statement, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. The foregoing provisions of this Section 1.13 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, the sale of any shares acquired in the open market after the IPO, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The restrictions in this Section 1.13 shall be applicable to the Holders only if all officers, directors and stockholders individually (and with their Affiliates) owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Investors subject to such agreements pro rata based on the number of shares subject to such agreements.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.13.
Notwithstanding the foregoing, the obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or successors thereto which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.
1.14Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during any three (3)-month period without registration.
2.Covenants of the Company.
2.1Delivery of Financial Statements. The Company shall deliver to each Investor who (together with its general partners and Affiliates) holds not less than 1,100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) issued or issuable upon conversion of Preferred Stock (a “Major Investor”):
(a)as soon as practicable, but in any event within two hundred seventy days (270) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
(b)as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, such quarter-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with generally accepted accounting principles);
(c)within thirty (30) days of the end of each month, an unaudited income statement and balance sheet for and as of the end of such month, such month-end financial reports to be in reasonable detail;
(d)as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, an annual budget and business plan for the next fiscal year, including balance sheets and sources and applications of funds statements;
(e)promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any subsidiary) which, if successful, would have a Material Adverse Effect (as defined in the Purchase Agreement) on the Company; and (ii) all material defaults by the Company or any subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods); and
(f)such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 2.1(f) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
2.2Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
2.3Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor, a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.
Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
(b)Within 20 calendar days after delivery of the Notice, any Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor, other than, if applicable, Founders’ Stock and options to purchase Common Stock, bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) (“Ratable Portion”). At the expiration of such 20-day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully Exercising Investor shall be entitled to obtain, by giving notice to the Company, in addition to the Ratable Portion specified above, up to that portion of Shares for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully Exercising Investor, other than, if applicable, Founders’ Stock and options to purchase Common Stock, bears to the total number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares, other than, if applicable, Founders’ Stock and options to purchase Common Stock.
(c)The Company may, during the 45-day period following the expiration of the period provided in Subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)The right of first offer in this Section 2.3 shall not be applicable to securities excluded from the definition of “Additional Stock” pursuant to Article V(B)(4)(d)(ii) of the Company’s Restated Charter.
2.4Employee Matters. The Company shall have each officer and employee of the Company execute the Company’s standard form of invention assignment and confidentiality information agreements, which form shall be reasonably acceptable to the Major Investors, prior to disclosing any proprietary information to any such officer or employee. The Company will use commercially reasonable efforts to prevent any employee from violating the confidentiality and proprietary information agreement entered into between the Company and such employee. The Company shall use reasonable efforts to ensure that the Company’s employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company.
2.5Stock Options. Unless otherwise approved by the Board of Directors (including the Series Preferred Director Majority), all stock options and other stock equivalents which are issued after the date of this Agreement to new employees, consultants and other service providers to the Company shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years in equal monthly installments, with no acceleration of vesting upon any event. Unless otherwise approved by the Board of Directors (including the Series Preferred Director Majority), all stock options and other stock equivalents which are issued after the date of this Agreement to employees, consultants and other service providers to the Company shall be subject to vesting as follows: one hundred percent (100%) of such stock shall vest over four (4) years in equal monthly installments, with no acceleration of vesting upon any event. With respect to any shares of stock purchased by any such person, the Company will maintain a right of first refusal over such shares, whether vested or unvested and a repurchase option at cost upon such person’s termination of employment or service with the Company, with or without cause, over any unvested shares held by such person.
2.6Board of Directors Matters.
(a)Unless otherwise decided by the Board of Directors, including the Series Preferred Director Majority, the Board of Directors shall hold at least five (5) meetings during each fiscal year with a minimum of one (1) meeting to be held during each fiscal quarter.

(b)The Company shall reimburse all non-employee directors for all direct out-of-pocket expenses reasonably and customarily incurred by directors in attending such meetings and attending events on behalf of and at the request of the Company.
(c)So long as the holders of Preferred Stock are entitled to elect a Series Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of the Series Preferred Director Majority:
(i)make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
(ii)make, or permit any subsidiary to make, any loan or advance to any person or entity, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors (including the Series Preferred Director Majority);
(iii)guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;
(iv)make any investment inconsistent with any investment policy approved by the Board of Directors;
(v)incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;
(vi)otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company (or any immediate family member), any stockholder of the Company, or any company or entity directly or indirectly controlled by an officer, director or stockholder of the Company, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Liquidation Event, as such term is defined in the Restated Charter, except for (1) transactions contemplated by this Agreement or the Purchase Agreement, (2) advances in reasonable amounts made to employees of the Company or any subsidiary for valid business purposes, provided that such advances are repaid to the Company within ninety (90) days, (3) salaries, bonuses and other compensation earned by non-executive level employees or consultants of the Company in the ordinary course of business, (4) consulting agreements and employment offer letters with non-executive level employees made in the ordinary course of business and (5) reimbursements of business-related expenses upon receipt by the Company of appropriate supporting documentation;
(vii)hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(viii)change the principal business of the Company, enter new lines of business, or exit the current line of business;
(xi)sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;
(xii)create a direct or indirect subsidiary;
(xiii)enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000; or
(xiv)amend that certain Change of Control Policy dated February 23, 2010, as amended on or around the date hereof.
(d)So long as Johnson and Johnson Development Corporation (“JJDC”) owns at least 100,000 shares of capital stock of the Company, JJDC shall have the right to designate one nonvoting observer (“JJDC Observer”) to the Board of Directors; provided that any such JJDC Observer shall execute the Company’s form of board observation letter. This covenant shall terminate upon the date of consummation of a firm commitment underwritten public offering of the Common Stock registered under the Securities Act if this occurs earlier than the events described in Section 2.11 below.
(e)So long as Accelmed Partners II LP (“Accelmed”) owns Preferred Stock, Accelmed shall have the right to designate one nonvoting observer (“Accelmed Observer”) to the Board of Directors; provided that any such Accelmed Observer shall execute the Company’s form of board observation letter. This covenant shall terminate upon the date of consummation of a firm commitment underwritten public offering of the Common Stock registered under the Securities Act if this occurs earlier than the events described in Section 2.11 below.
(f)Unless otherwise consented to by the Holders of a majority of the outstanding Preferred Stock, Series Preferred Directors shall comprise a majority of any committee of the Board of Directors.
2.7Director and Officer Insurance. The Company will use its best efforts to maintain in full force and effect, unless approved by the Board of Directors, including the Series Preferred Director Majority, director and officer liability insurance from financially sound and reputable insurers in an amount deemed appropriate by the Board of Directors, which amount may not be less than two million dollars ($2,000,000). The Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to each Series Preferred Director a certification that such a Directors and Officers liability insurance policy remains in effect.

2.8Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Charter, or elsewhere, as the case may be.
2.9Right to Conduct Activities. The Company hereby agrees and acknowledges that each of KCK Ltd. (“KCK”), OrbiMed Private Investments VI, LP (“OrbiMed”), Accelmed, and Leerink Revelation Partners, LLC (together with their respective Affiliates, the “Investor Parties” and each an “Investor Party”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, no Investor Party shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor Party or its Affiliates in any entity competitive with the Company, or (ii) actions taken by any Affiliate, partner, officer or other representative of such Investor Party to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investor Parties from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
2.10Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company or to provide services to the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.10 by such Holder), (b) is or has been independently developed or conceived by an Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that (i) a Holder may disclose confidential information to its attorneys, accountants, consultants, auditors and other professionals to the extent necessary or reasonably appropriate to obtain their services in connection with monitoring its investment in the Company; (ii) an Investor may disclose confidential information to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.10; (iii) an Investor may disclose confidential information to any existing, former or prospective Affiliate, partner, limited partner, general partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person or entity that such information is confidential and directs such person or entity to maintain the confidentiality of such information; (iv) any Holder may disclose confidential information as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure (if legally permitted) and takes reasonable steps (at the expense of the Company) to minimize the extent of any such required disclosure; (v) any Holder may disclose confidential information as required by any court or other governmental body, provided that the Holder promptly notifies the Company (if legally permitted) of such disclosure and takes reasonable steps (at the expense of the Company) to minimize the extent of any such required disclosure; (vi) any Holder may disclose confidential information in connection with the interpretation or enforcement of this Agreement or any Related Agreement (as defined in the Purchase Agreement), any management rights letter or indemnification agreement; (vii) any Holder may disclose confidential information to comply with applicable law, statutes, rules or regulations or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (viii) any Investor may disclose confidential information for internal market, industry and investment analyses; or (ix) any Investor may disclose confidential information to Affiliates, officers, employees, agents, directors, partners, parent or subsidiaries to the extent necessary to obtain their services in connection with monitoring its investment in the Company. This Section 2.10 shall supersede any confidentiality agreement executed by OrbiMed Private Investments VI, LP or any of its Affiliates and the Company prior to the date hereof. The Company acknowledges that each of the Investor Parties are or may be in the business of venture capital investing and, therefore, review business plans and other materials containing proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and that have and may provide to the Investor Parties, ideas, plans or other information which is similar to that embodied in the confidential information of the Company and nothing in this Agreement shall preclude or in any way restrict the Investor Parties from investing in any particular enterprise (including but not limited to participating fully as a member of the board of directors in such enterprise) whether or not such enterprise has products or services which compete with those of the Company. The Company acknowledges that some knowledge may be gained by the Investor Parties from reviewing the confidential information of the Company that cannot be separated from any of the Investors Parties’ overall knowledge and, provided that the Investor Parties do not disclose any confidential information of the Company to a third party in violation of this Agreement, including any companies in which any of the Investor Parties invests, such general industry knowledge shall be permitted to be used in the ordinary course of business of each of the Investor Parties.
For the avoidance of doubt, this Section 2.10 shall not supersede any confidentiality provisions in any agreement between the Company and any employee or consultant, including without limitation, in any employment agreement, consulting agreement or invention assignment and confidentiality information agreement.

2.11Termination of Covenants. The covenants set forth in Sections 2.1 through Section 2.7 shall terminate upon the earliest to occur of any one of the following events:
(a)Upon closing of a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended where all outstanding Preferred Stock converts to Common Stock; or
(b)The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Subsection 2.11(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.
The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Investor and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in (a) or (b) above.
3.Miscellaneous.
3.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2Governing Law; Exclusive Forum. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. The state courts of the State of Delaware shall be the sole and exclusive forum for any party to this Agreement to bring any action, claim or dispute arising pursuant or related to or in connection with this Agreement or the transactions contemplated hereby, and the rights and obligations of the parties hereto.
3.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram, fax or electronic-mail, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.
3.6Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
3.7Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (1) the Company and (2) the Holders of a majority of the outstanding Preferred Stock (provided that, following a public offering of the Company’s securities in which all such outstanding Preferred Stock have been converted into the Company’s Common Stock, this subclause (2) shall constitute instead the Holders of a majority of the shares of Registrable Securities then outstanding); provided that if such amendment has the effect of affecting the Founders’ Stock both (i) in a manner different than Registrable Securities held by the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock who are then providing services to the Company as officers, directors, employees or consultants; provided further, that any amendment or waiver (i) that eliminates, reduces or adversely affects any rights of, or that imposes any additional obligations on any New Holder (as defined in the Purchase Agreement), KCK or OrbiMed in a manner different from other New Holders or other Investors under this Agreement shall require the written consent of such affected New Holder, KCK or OrbiMed, respectively, unless such New Holder, KCK or OrbiMed, respectively, is a Defaulting Purchaser (as defined in the Purchase Agreement), (ii) of Section 2.6(e) shall require the written consent of Accelmed so long as Accelmed owns Preferred Stock, and (iii) of this Section 3.7 that eliminates, reduces or adversely affects the consent rights of any New Holder, KCK or OrbiMed contained in this Section 3.7 in a manner different from other New Holders, KCK or OrbiMed under this Agreement shall require the written consent of such affected New Holder, KCK or OrbiMed, respectively, unless such New Holder, KCK or OrbiMed, respectively, is a Defaulting Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company and the Holders of a majority of the outstanding Preferred Stock to add any new parties to this Agreement as Founders, Investors and/or Holders.
3.8Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

3.9Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
3.10Amendment and Restatement of Prior Agreement. Effective and contingent upon execution of this Agreement by the Required Parties, the Prior Agreement is hereby declared null and void and is amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company’s securities and certain other rights as set forth herein.
3.11Entire Agreement. This instrument contains the entire understanding of the parties with respect to the subject matter hereof and cannot be altered or otherwise amended except pursuant to the provisions of Section 3.7. This Agreement shall be interpreted under the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely with California, without reference to its principles of conflicts of law.
3.12Effect of Change in Company’s Capital Structure. Appropriate adjustments shall be made in the number, exercise price and class of shares set forth in this Agreement in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which the Founders and/or the Investors are entitled by reason of their ownership of the stock shall be immediately subject to the rights set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.
3.13Deferred Closing Non-Participation. Notwithstanding anything else set forth in this Agreement, in the event that any Deferred Closing Purchaser (as defined in the Purchase Agreement) (or one or more affiliated entities or successors or assigns of such Deferred Closing Purchaser) fails to purchase all shares of Series B’ Preferred Stock set forth opposite each such Deferred Closing Purchaser’s name on Exhibit I of the Purchase Agreement (other than because of (i) the occurrence of a Deferred Closing Termination Event (as defined in the Purchase Agreement), (ii) the nonoccurrence of the Deferred Closing Trigger Date (as defined in the Purchase Agreement) or (iii) the Company’s election at its sole discretion to not conduct a Deferred Closing (as defined in the Purchase Agreement)) in a Deferred Closing pursuant to Section 1.2(b) of the Purchase Agreement, such Deferred Closing Purchaser shall lose all rights granted to such Deferred Closing Purchaser under this Agreement, and all such rights shall then immediately be terminated, null and void with respect to such Deferred Closing Purchaser; provided that, for the avoidance of doubt, such Deferred Closing Purchaser shall continue to be obligated by the obligations of this Agreement, notwithstanding the termination of his, her or its rights under this Agreement pursuant to this Section 3.13.
[Signature Page Follows]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

NEUROPACE, INC.

By:	/s/ Michael L. Favet
Michael L. Favet, Chief Executive
Officer and President

Address:	455 North Bernardo Avenue
Mountain View, CA 94043

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.
FOUNDERS:

/s/ Frank M. Fischer	/s/ Rebecca L. Kuhn
Frank M. Fischer	Rebecca L. Kuhn

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Soleus Private Equity Fund I, L.P.

By:	Soleus Private Equity GP I, LLC,
its General Partner

By:	/s/ Steven Musumeci

Name:	Steven Musumeci

Title:	Chief Operating Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Orbimed Private Investments VI, L.P.

By:	OrbiMed Capital GP VI LLC
Its General Partner

By:	OrbiMed Advisors LLC
Its Managing Member

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Member

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Leerink Revelation Healthcare Fund II, L.P.

By:	Leerink Revelation Healthcare Fund II GP,
LLC

Its:	General Partner

By:	/s/ Zack Scott

Name:	Zack Scott

Title:	Managing Member

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Covidien Group S.à.r.l

By:	/s/ Salvador Sens

Name:	Salvador Sens

Title:	General Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Andrew Chase
Andrew Chase

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Granite Point Capital Master Fund, L.P.

By:	/s/ R. Scott Bushley

Name:	R. Scott Bushley

Title:	Chief Operating Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Trellis Health Ventures II L.P.

By:	/s/ Paul J. Felton

Name:	Paul J. Felton

Title:	Manager, THV Management II LLC

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

The Susan W. and James C. Blair Family L.P.

By:	/s/ James C. Blair

Name:	James C. Blair

Title:	General Partner

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

KCK Ltd.

By:	/s/ Nael Kassar

Name:	Nael Kassar

Title:	Director

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Greg and Dori Garfield Living Revocable Trust

By:	/s/ Greg Garfield

Name:	Greg Garfield

Title:	Trustee

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Lacob Ventures LLC

By:	/s/ Joseph S. Lacob

Name:	Joseph S. Lacob

Title:	Manager

INVESTORS:

LCT18 Investments, LLC

By:	/s/ Joseph S. Lacob

Name:	Joseph S. Lacob

Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Brockton LLC

By:	/s/ Mark A. Doyle

Name:	Mark A. Doyle

Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Hallador Alternative Assets Fund, LLC

By:	/s/ Kevin Leary

Name:	Kevin Leary

Title:	Managing Director of Hallador Management LLC

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Accelmed Partners II LP

By:	Accelmed Partners II GP, L.P.,
Its General Partner

By:	Accelmed Partners II, LLC,
Its General Partner

By:	/s/ Uri Geiger

Name:	Uri Geiger

Title:	Managing Partner

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

H. Barton Co-Invest Fund III, LLC

By:	/s/ Harris Barton

Name:	Harris Barton

Title:	Managing Member

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Amberbrook VII LP

By:	Willowridge VII, LLC, its General Partner

By:	/s/ Jerrold Newman

Name:	Jerrold Newman

Title:	Manager

Amberbrook VI LLC

By:	Willowridge VI, LLC, its Managing Member

By:	/s/ Jerrold Newman

Name:	Jerrold Newman

Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Favet Living Trust

By:	/s/ Michael Favet

Name:	Michael Favet

Title:	Co-Trustee

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Frank M. Fischer
Frank M. Fischer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Bradley H. Vale and Gabrielle T. Vale Revocable Trust

By:	/s/ Bradley H. Vale

Name:	Brad Vale

Title:	Trustee

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Glynn Investment Co. L.L.C.

By:	/s/ John Glynn

Name:	John Glynn

Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Steven R. and Sandra E. Young

/s/ Steven R. Young
Steven R. Young

/s/ Sandra E. Young
Sandra E. Young

EXHIBIT A
NON-FOUNDER INVESTORS

Name/Address
Accelmed Partners II LP 400 Madison Avenue New York, NY 10017
Soleus Private Equity Fund I, L.P. 104 Field Point Road, Second Floor Greenwich, CT 06830
Leerink Revelation Healthcare Fund II, L.P. 255 California Street, 12th Floor San Francisco, CA 94111
Covidien Group S.à.r.l. 3b, bd Prince Henri Luxembourg, L-1724 (Luxembourg) Atten: David Neustaedter
The Susan W. and James C. Blair Family L.P. One Palmer Square, Suite 515 Princeton, NJ 08542
Amberbrook VI LLC c/o Willowridge Partners Attn: Luise Hunnewell 25 East 86th Street New York, NY 10028
Andrew Chase 281 Georgia Lane Portola Valley, CA 94028
GC&H Investments Attn: Jim Kindler 101 California Street, 5th Floor San Francisco, CA 94111
Amberbrook VII LP c/o Willowridge Partners Attn: Luisa Hunnewell 122 East 42nd Street, 37th Floor New York, NY 10017

Name/Address
Lacob Ventures LLC Attn: Joseph Lacob 234 Atherton Avenue Atherton, CA 94027
KCK Ltd. Corner House 4th Floor 20 Parliament Street Hamilton, HM12, Bermuda Attention: Greg Garfield and Stephen Hoyle
OrbiMed Private Investments VI, L.P. c/o OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, NY 10022 Attention: General Counsel
LCT18 Investments, LLC Attn: Joseph Lacob 234 Atherton Avenue Atherton, CA 94027
David R. Fischell 71 Riverlawn Drive Fair Haven, NJ 07704
Brightside Fund LLC 2803 Caves Road Owings Mills, MD 21117
Hallador Alternative Assets Fund, LLC Attn: Ryan Ritchie 940 Southwood Blvd, Suite 201 Incline Village, NV 89451
Trellis Health Ventures II L.P. Attn: Paul Fenton P.O. Box 2198 Orinda, CA 94563
Brockton LLC Attn: Mark Doyle 100 Summerhill Road Spotswood, NJ 08884

Name/Address
NextG Partners, LLC Attn: Jason Green P.O. Box 6629 Incline Village, NV 89450
Steven R. and Sandra E. Young 1974 Berkshire Road Columbus, OH 43221
Capital Royalty Partners II L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Capital Royalty Partners II – Parallel Fund “A” L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Parallel Investment Opportunities Partners II LP Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Frank M. Fischer 86 Faxon Road Atherton, CA 94027
Granite Point Capital Master Fund, L.P. Attn: C. David Bushley, COO 109 State Street, 5th Floor Boston, MA 02109
Bradley H. Vale and Gabrielle T. Vale Revocable Trust 142 North Milpitas Blvd, #303 Milpitas, CA 95035

Name/Address
Glynn Investment Co. L.L.C. Attn: John Glynn 3000 Sand Hill Road Building 3, Suite 230 Menlo Park, CA 94025
Greg and Dori Garfield Living Revocable Trust 104 Harwood Court Los Gatos, CA 95032
Michael L. Favet and Patricia L. Favet, as Co-Trustees of the Favet Living Trust 5824 Vitero Way San Jose, CA 95138
H. Barton Co-Invest Fund III, LLC 135 Main Street, Suite 850 San Francisco, CA 94105
KCK Ltd. Corner House 4th Floor 20 Parliament Street, Hamilton HM12, Bermuda Attn: Greg Garfield and Stephen Hoyle, greg.garfield@kckgroup.net and Stephen.hoyle@kckgroup.net
OrbiMed Private Investments VI, L.P. c/o OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, NY 10022 Attention: General Counsel
LCT18 Investments, LLC Attn: Joseph Lacob 234 Atherton Avenue Atherton, CA 94027
GC&H Investments Attn: Jim Kindler 101 California Street, 5th Floor San Francisco, CA 94111

Name/Address
GC&H Investments, LLC Attn: Jim Kindler 101 California Street, 5th Floor San Francisco, CA 94111
David R. Fischell 71 Riverlawn Drive Fair Haven, NJ 07704
Brightside Fund LLC 2803 Caves Road Owings Mills, MD 21117
The Susan W. and James C. Blair Family L.P. Attn: James Blair One Palmer Square, Suite 515 Princeton, NJ 08542
Hallador Alternative Assets Fund, LLC Attn: Ryan Ritchie 940 Southwood Blvd, Suite 201 Incline Village, NV 89451
Trellis Health Ventures II L.P. Attn: Paul Fenton P.O. Box 2198 Orinda, CA 94563
Brockton LLC Attn: Mark Doyle 100 Summerhill Road Spotswood, NJ 08884
NextG Partners, LLC Attn: Jason Green P.O. Box 6629 Incline Village, NV 89450
Steven R. and Sandra E. Young 1974 Berkshire Road Columbus, OH 43221
Andy Chase 281 Georgia Lane Portola Valley, CA 94028

Name/Address
Capital Royalty Partners II L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Capital Royalty Partners II – Parallel Fund “A” L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P. Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Parallel Investment Opportunities Partners II LP Attn: General Counsel 1000 Main Street, Suite 2500 Houston, TX 77002
Frank M. Fischer 86 Faxon Road Atherton, CA 94027
Lacob Ventures LLC Attn: Joseph Lacob 234 Atherton Avenue Atherton, CA 94027
Granite Point Capital Master Fund, L.P. Attn: C. David Bushley, COO 109 State Street, 5th Floor Boston, MA 02109
Amberbrook VII LP c/o Willowridge Partners Attn: Luisa Hunnewell 122 East 42nd Street, 37th Floor New York, NY 10017

Name/Address
Amberbrook VI LLC c/o Willowridge Partners Attn: Luisa Hunnewell 122 East 42nd Street, 37th Floor New York, NY 10017
Bradley H. Vale and Gabrielle T. Vale Revocable Trust 142 North Milpitas Blvd, #303 Milpitas, CA 95035
Glynn Investment Co. L.L.C. Attn: John Glynn 3000 Sand Hill Road Building 3, Suite 230 Menlo Park, CA 94025
Greg and Dori Garfield Living Revocable Trust 104 Harwood Court Los Gatos, CA 95032
Michael L. Favet and Patricia L. Favet, as Co-Trustees of the Favet Living Trust 5824 Vitero Way San Jose, CA 95138
H. Barton Co-Invest Fund III, LLC 135 Main Street, Suite 850 San Francisco, CA 94105